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                                   EXHIBIT 21
                       SUBSIDIARIES OF CHEMED CORPORATION

     The following is a list of subsidiaries of the Company as of December 31, 2004:Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as of December 31, 2004.

     All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 2004.

     CCR of Ohio, Inc. (Delaware, 100%)
     Comfort Care Holdings Co. (Nevada, 100%)
     Complete Plumbing Services, Inc. (New York, 49% by Roto-Rooter Services
        Company; included within the consolidated financial statements as a consolidated subsidiary)
     Consolidated HVAC, Inc. (Ohio, 100% by Roto-Rooter Services Company)
     Jet Resource, Inc. (Delaware, 100%)
     Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter
        Services Company)
     Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services
        Company)
     Roto-Rooter Canada, Ltd. (British Columbia, 100% by Roto-Rooter Services
        Company)
     Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter Group, Inc.)
     Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter Corporation) Roto-Rooter Group, Inc. (Delaware, 100%)
     Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter Group, Inc.)
     RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Group, Inc.;
        included within the consolidated financial statements as a consolidated subsidiary)
     R.R. UK, Inc. (Delaware, 100% by Roto-Rooter Group, Inc.)
     Service America Network, Inc. (Florida, 100%)
     VITAS Healthcare Corporation (Delaware, 100% by Comfort Care Holdings Co.) VITAS Hospice Services, L.L.C. (Delaware, 100% by VITAS Healthcare
        Corporation)
     VITAS Healthcare Corporation of Arizona (Delaware, 100% by Vitas Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of California (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of Illinois (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of Central Florida (Delaware, 100% by VITAS
        Hospice Services, L.L.C.)
     VITAS Healthcare Corporation of Florida (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of Ohio (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
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     VITAS Healthcare Corporation of Pennsylvania (Delaware, 100% by VITAS
        Hospice Services, L.L.C.)
     VITAS Healthcare of Texas, L.P. (Texas, 99% by VITAS Holdings Corporation, the limited partner, 1% by VITAS Hospice Services, L.L.C., the general partner)
     VITAS Healthcare Corporation of Wisconsin (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of Georgia (Delaware, 100% by VITAS Hospice
        Services, L.L.C.)
     VITAS Healthcare Corporation of North Florida, Inc. (Florida, 100% by VITAS
        Hospice Services, L.L.C.)
     VITAS HME Solutions, Inc. (Delaware, 100% by VITAS Hospice Services,
        L.L.C.)
     Hospice Care Incorporated (Delaware, 100% by VITAS Hospice Services,
        L.L.C.)
     Hospice, Inc. (Florida, 100% by VITAS Hospice Services, L.L.C.)
     VITAS Holdings Corporation (Delaware, 100% by VITAS Hospice Services,
        L.L.C.)